Exhibit 10.3

HANGER ORTHOPEDIC GROUP, INC.
Restricted Stock Agreement for Employees

        THIS AGREEMENT is made as of _____________, by and between HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (the “Company”), and [Employee Name] (the “Employee”).

W I T N E S S E T H:

        WHEREAS, the Company desires to award to the Employee restricted shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), under the Company’s 2002 Stock Incentive Plan (the “Plan”) in consideration for the Employee’s service to the Company and its subsidiaries.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, do agree as follows:

    1.        Award of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Employee is granted [Number of Shares]shares of Common Stock (hereinafter such shares are referred to as the “Restricted Stock”) as of the date hereof (the “Grant Date”).

    2.        Value of Restricted Stock. The value of each share of the Restricted Stock shall be equal to $________, which price equals the closing sale price per share of the Common Stock on the New York Stock Exchange on __________, the date prior to the Grant Date of the Restricted Stock.

    3.        Restricted Stock Non-Assignable and Non-Transferable. Each share of Restricted Stock and all rights under this Agreement shall be non-assignable and non-transferable other than by will or the laws of descent and distribution in accordance with the Plan and may not be sold, pledged, hypothecated, assigned or transferred, except only as to such shares of Restricted Stock, if any, which have vested pursuant to the terms of the Plan and this Agreement. The foregoing prohibition against transfer or assignment, together with the obligation to forfeit the Restricted Stock upon (i) termination of service with the Company and/or its subsidiaries as set forth in Section 4 of this Agreement and/or (ii) a breach by Employee of the confidentiality provisions as set forth in Section 13 of this Agreement, are herein collectively referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Stock.

    4.        Termination of Employment. In the event of termination of the employment of the Employee with the Company or its subsidiaries by reason of total and permanent disability or death, each of the then unvested shares of Restricted Stock will immediately vest in full as of the date of such total and permanent disability or death. In the event of termination of the employment of the Employee with the Company or its subsidiaries for “Cause” as defined below or in the event of the termination of employment by the Employee, any then unvested shares of Restricted Stock shall be forfeited and cancelled as of the date of such termination of employment. In the event of the termination of the employment of the Employee with the Company or its subsidiaries other than by reason of total and permanent disability or death, termination for Cause, or termination of employment by the Employee, any then unvested shares of Restricted Stock shall be forfeited and cancelled as of the date which is ninety (90) days after such date of termination of service unless such unvested shares of Restricted Stock vest on or before that date which is ninety (90) days after such termination of service. For purposes of this Agreement, the term “Cause” shall mean (i) the repeated failure or refusal of Employee to follow the lawful directives of the Company (except due to sickness, injury or disabilities), (ii) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by Employee, which, in the good faith judgment of the Company, could result in a material injury to the Company, including the repeated failure to follow the policies and procedures of the Company, (iii) the commission by the Employee of a felony or other crime involving moral turpitude or the commission by the Employee of an act of financial dishonesty against the Company

    5.        Vesting of Restricted Stock.  Subject to Section 4, the shares of Restricted Stock are subject to vesting at the rate of twenty-five percent (25%) of the shares of Restricted Stock on each one (1) year anniversary date of the Grant Date, provided that the Employee has been continuously employed by the Company and/or its subsidiaries from the Grant Date through each such anniversary of the Grant Date.

    6.        Certificate.  A certificate evidencing the Restricted Stock shall be issued by the Company in the name of the Employee, but held in escrow by the Company pursuant to Section 8 of this Agreement, following the execution of this Agreement. In addition to any other legends placed on certificates for shares of Common Stock as determined by the Company, the certificate for the Restricted Stock shall bear the following legends:

NOTICE IS ALSO HEREBY GIVEN THAT THE SALE, PLEDGE, ASSIGNMENT, HYPOTHECATION, TRANSFER OR DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN A RESTRICTED STOCK AGREEMENT, DATED AS OF _____________, BY AND BETWEEN THE ISSUER AND THE REGISTERED OWNER HEREOF, A COPY OF WHICH RESTRICTED STOCK AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER, AND ALL OF THE PROVISIONS OF THE RESTRICTED STOCK AGREEMENT ARE FULLY INCORPORATED BY REFERENCE IN THIS CERTIFICATE. APPROPRIATE STOP-TRANSFER INSTRUCTIONS HAVE BEEN GIVEN TO THE TRANSFER AGENT OF THE ISSUER WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

With respect to any Restricted Stock as to which the Forfeiture Restrictions have terminated, the Employee shall be entitled to have the Company issue and deliver to the Employee a new certificate for such shares, without the foregoing legend.

    7.        Withholding of Tax.To the extent that the receipt of the Restricted Stock or the termination of any Forfeiture Restrictions results in income to the Employee for federal or state income tax purposes, the Employee shall deliver to the Company at the time of such receipt of the Restricted Stock or termination of the Forfeiture Restrictions, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations. If the Employee fails to deliver such funds, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Employee in an amount equal to the amount of money necessary for the Company to satisfy its tax withholding obligations in relation to the grant of Restricted Stock or termination of Forfeiture Restrictions.

    8.        Escrow. Upon issuance, the certificates for Restricted Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Restricted Stock shall be released to the Employee upon the termination of all the Forfeiture Restrictions.

    9.        Adjustment. If there shall be any change in the Common Stock through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number of shares of Restricted Stock in order to reflect such change.

    10.        Merger, Consolidation or Liquidation. At least thirty (30) days prior written notice of a merger, consolidation or liquidation of the Company shall be given by the Company to the Employee, in which case all unvested shares of Restricted Stock shall become fully vested contemporaneously with the closing of such merger, consolidation or liquidation of the Company.

    11.        Limitation of Rights.

    (a)              No Right to Continue as an Employee. Neither the Plan nor the grant of the Restricted Stock shall constitute or be evidence of any agreement or understanding, express or implied, that the Employee has a right to continue as an employee of the Company or any of its subsidiaries for any period of time, or at any particular rate of compensation.

    (b)              No Stockholder’s Rights as to Restricted Stock. The Employee shall have no rights as a stockholder with respect to unvested shares of Restricted Stock granted hereunder until the date such shares become vested in the Employee, and no adjustment will be made for any dividends or other rights for which the record date is prior to the date of the vesting of such shares of Restricted Stock.

    12.        Incorporation by Reference. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern, control and supercede over the provisions of this Agreement.

    13.        Confidentiality. The Employee acknowledges that the information, observations, data and trade secrets (collectively, “Confidential Information”) obtained or created by him or her during the course of his or her employment with the Company or its subsidiaries concerning the business or affairs of the Company or any of its subsidiaries or affiliates are the property of the Company. For purposes of this Agreement, “trade secret” means any method, program or compilation of information which is used in the business of the Company or any of its subsidiaries or affiliates, including but not limited to: (a) techniques, plans and materials used by the Company or any of its subsidiaries or affiliates, (b) marketing methods and strategies employed by the Company or any of its subsidiaries or affiliates, and (c) all lists of past, present or prospective patients, customers, suppliers and referral sources of the Company or any of its subsidiaries or affiliates. The Employee agrees that he or she will not disclose to any unauthorized person or entity nor use for his or her own account any of such Confidential Information without the prior written consent of the Chairman or President of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Employee’s acts or omissions to act or become known to the Employee lawfully outside the scope of his or her employment with the Company or its subsidiaries. The Employee agrees to deliver to the Company at the termination of his or her employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates which the Employee may then possess or have under his or her control.

        All of the terms and conditions of this Agreement are hereby confirmed, ratified, approved and accepted by the Company and by the Optionee, who has set his hand hereto by his electronic submission of this Agreement.

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